Exhibit 3.265

CERTIFICATE OF FORMATION

OF

VIRTUAL FINANCIAL SERVICES, LLC

                This Certificate of Formation is executed by the undersigned sole organizer for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

FIRST.                    The name of the limited liability company is Virtual Financial Services, LLC.

SECOND.              The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of its Registered Agent at such address is CT Corporation System.

THIRD.                  Except as otherwise provided by the above-mentioned Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company; and no “member” or “manager” (as those terms are defined in the Act) of the Company shall be obligated personally for any debt, obligation or liability of the Company solely by reason of being a member or manager of the Company; but the foregoing does not invalidate any written agreement of a member or manager of the Company to be obligated personally for such debt, obligation or liability of the Company pursuant to such agreement.

                IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Virtual Financial Services, LLC this 13th day of February, 2001.

/s/ Roger Klein
Roger Klein, Organizer

Certificate of Amendment to Certificate of Formation

of

VIRTUAL FINANCIAL SERVICES, LLC

It is hereby certified that:

1.  The name of the limited liability company (hereinafter called the “limited liability company”) is Virtual Financial Services, LLC.

2.  The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on July 19, 2001.

/s/ Stanley J. Andersen
Stanley J. Andersen, Authorized Person